UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2016

ENERGY FUELS INC.
(Exact name of registrant as specified in its charter)

Ontario	001-36204	98-1067994
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

225 Union Blvd., Suite 600
Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 974-2140
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure.

Energy Fuels Inc. (the “Company” or “Energy Fuels”) has issued the press release attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Securities Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

The Company, a leading producer of uranium in the United States, is pleased to provide an update on the Company’s plans and activities through the end of 2018, along with production guidance for 2017. Energy Fuels’ goal is to become the largest uranium producer in the United States – which has the largest fleet of nuclear reactors in the World and is the largest consumer of uranium globally. In light of recent positive developments at certain of the Company’s projects, but also continued uranium market uncertainty, the Company’s Board of Directors (the “Board”) has approved a revised business plan (the “Business Plan”) that focuses on several key areas through 2018. The main emphasis of the Business Plan is to sustain production capabilities and uranium resources, and also to retain the Company’s significant production scalability and optionality, so that the Company is able to quickly respond to – and benefit from – any improvements in uranium market conditions.

Maintaining and Expanding Production Optionality

A key element of the Company’s Business Plan is continuing to maintain and expand the Company’s production optionality, including permitted mining and processing capacity, so that the Company can effectively respond to improved market conditions when and as-needed. The Company believes it is currently well positioned in this regard with: (i) the currently-producing Nichols Ranch In-Situ Recovery (“ISR”) Project in Wyoming (“Nichols Ranch”); (ii) the recently acquired Alta Mesa ISR Project in Texas (“Alta Mesa”) which is currently on care & maintenance; (iii) the currently-producing White Mesa conventional mill in Utah; and (iv) the ongoing advancement of the high-grade Canyon Mine in Arizona.

While the Company collectively has a licensed capacity of over 11.5 million pounds of U3O8 per year, based on pastproduction, available in-ground uranium resources, operational capacities, and conservative long-term uranium price forecasts, over the long-term the Company believes it has the capability, with improved uranium prices and the receipt of additional permits as expected, to produce 4 to 6 million pounds of U3O8 per year on a sustained basis, notincluding uranium processing for a fee on account of 3rd parties. However, in the short-term, and for so long as weak uranium prices persist, the Company expects to maintain production at today’s reduced levels or lower, including 950,000 pounds of U3O8 in 2016 and 800,000 pounds of U3O8 in 2017. Over 65% of the Company’s 2016 and 2017 production is contracted at well above current market prices for those years.

Canyon Mine (Conventional Uranium Mine in Arizona)

The Company’s ongoing evaluation of the Canyon Mine is confirming the June 27, 2012 NI 43-101 average grades of approximately 1% U3O8. The mine is therefore a high priority in the Business Plan. Based on drill results from initial core drilling at the 1st level at the Canyon Mine (as previously reported on August 18, 2016), the Board has approved the completion of the shaft to the planned depth of 1,470-feet below the surface, along with the construction of two additional drill stations with significant additional long-hole drilling to be completed over the next 6 months. The shaft is currently at a depth of 1,200-feet below the surface, or over 80% completed based on a current planned bottom depth of 1,470-feet. The shaft and construction of all three levels is expected to be completed by the end of 2016, with additional drilling and evaluation occurring into 2017.

Drill results are showing the potential to significantly increase the size of the recoverable uranium resources within the bounds of the previously identified geologic formation (the “breccia pipe”). It also appears that uranium mineralization within the breccia pipe at the Canyon Mine extends vertically for at least 1,100-feet. This is substantially greater than the vertical extent of the mineralization in other uranium-bearing breccia pipes recently mined in northern Arizona. The Company’s current focus is on the upper half of this mineralization, which includes the “Middle Zone” and the “Upper Zone” of the deposit.

Drilling from the three planned levels will allow for a detailed evaluation of the resources contained in the Middle and Upper Zones of the deposit. These are expected to provide the Company with high levels of confidence in the size, grade, and extent of the deposit, and provide the information and data needed for a revised resource estimate, economic evaluation, advanced mine planning, and optimization of future underground development. Drilling has also encountered several high-grade intercepts at depth, indicating that the Lower Zone also contains significant uranium mineralization that may be further explored, evaluated, and mined in the future.

Finally, the drill results are increasing the Company’s level of confidence that production costs from the Canyon Mine are expected to be low-cost and competitive with the best underground uranium mines globally, including mines in Canada, based on industry-published cost estimates. As a result, the Canyon Mine is likely to take a more significant production role in the short- to medium-term, as the Company currently believes this will be the lowest cost source of primary uranium production in the Company’s portfolio. Continued development and mining at the Canyon Mine will depend on the results of the planned delineation drilling, revised resource estimate, economic and other evaluations, and uranium market conditions.

Nichols Ranch and Alta Mesa (Producing ISR Project in Wyoming)

Although the Canyon Mine is expected to take a more significant role in the Company’s plans, the Nichols Ranch and Alta Mesa operations also remain extremely important to the Company. These projects represent two other important aspects of the Company’s optionality due to their potential to increase production relatively quickly as markets recover with relatively low upfront and sustaining capital requirements and operating costs.

As previously announced, the Company expects to produce approximately 300,000 lbs. of U3O8 in 2016 at Nichols Ranch. In addition, the Company expects to continue to produce approximately 350,000 lbs. of U3O8 per year in 2017 and beyond at Nichols Ranch, unless uranium market conditions warrant increasing annual production to levels higher than today’s reduced levels. As reported on August 15, 2016, recent drilling at Nichols Ranch has encountered significant high-grade intercepts in the soon to be completed Header House 9 wellfield. These intercepts were much higher than previously expected by the Company, and are expected to contribute to maintaining current production levels, while also deferring some wellfield development and associated capital costs.

Alta Mesa, which includes over 200,000-acres of land and a fully permitted and constructed ISR processing plant, will remain on care and maintenance until uranium prices recover. On August 2, 2016, the Company announced a maiden National Instrument 43-101 resource of 1.6 million tons of Measured and Indicated Mineral Resources with an average grade of 0.111% U3O8 containing 3.6million pounds of uranium, along with 7.0 million tons of Inferred Mineral Resources with an average grade of 0.121% U3O8 containing 16.8million pounds of uranium. Based on past production from this project, the Company expects Alta Mesa to be among the lowest cost sources of uranium production in its portfolio when market demand increases.

Upon observing a sustained improvement in market conditions, the Company projects having the ability to increase combined production from Nichols Ranch and Alta Mesa to approximately 1.2million lbs. of  U3O8 per year – or more – within 6 to 12 months’ time with additional wellfield development and minimal other capital expenditures. While this increased production is not currently planned for 2016 or 2017, the Company will monitor market conditions and actively seek to sell this material at prices that justify these levels of production.

White Mesa Mill (Conventional Mill in Utah)

As previously announced, the Company also expects to produce approximately 650,000 lbs. of U3O8 from the White Mesa Mill in 2016. This includes the 460,000 lbs. of U3O8 from processing stockpiled material previously mined from the Company’s now-depleted Pinenut mine, along with 165,000 lbs. of U3O8 from processing stockpiled alternate feed materials. In addition, the Company has also been producing uranium from a new source at the Mill through the recycling of water from the Mill’s tailings management system. This water contains dissolved uranium that was not recovered in earlier processing activities (“Pond Returns”). For 2016, the Company expects to recover a total of approximately 25,000 lbs. of U3O8from Pond Returns at the Mill.

In 2017, the Company expects to produce approximately 450,000 lbs. of U3O8 at the White Mesa Mill, including 150,000 lbs. of U3O8 from alternate feed materials and 300,000 lbs. of U3O8 from Pond Returns. Uranium production for 2018 at the White Mesa Mill has not yet been determined. However, the Company expects to maintain the Mill in a position to be able to potentially process further alternate feed materials, as well as potentially process material produced from the Canyon Mine or other conventional sources in 2018, if market conditions warrant.

Selective Advancement of Permits

The final component of the Company’s optionality strategy concerns the selective advancement of certain permits at other of the Company’s major uranium projects. The Company plans to: (i) continue the licensing and permitting of the Jane Dough ISR Wellfields, which are adjacent to Nichols Ranch; (ii) continue the licensing and permitting of the Roca Honda Project, a large, high-grade conventional project in New Mexico; (iii) maintain required permits at the Company’s standby projects including Alta Mesa, the Hank ISR Project, the La Sal Project, and the Daneros Project, and; (iv) complete certain other well-advanced permits on the Sheep Mountain Project in Wyoming, the Daneros Project expansion, and the La Sal Project expansion. All of these projects serve as important pipeline assets for the Company’s future ISR and conventional production capabilities.

The Company is not aware of any other uranium junior which, upon completion of the above referenced permits (expected in 2018 or before), will have Energy Fuels’ depth or diversity of future production potential from multiple projects ready to go into production if uranium markets improve, as the Company expects.

Sale of Surplus Land and Other Assets

The Company has also initiated a significant program to reduce costs and monetize additional non-core assets, including the sale of certain non-core land holdings and surplus equipment (mostly mining equipment). This initiative alone is expected to result in an estimated $2.0 –$4.0 million cash benefit to the Company over the next 2½ years.

Continued Corporate Streamlining

Based on the Business Plan described above, the Company has embarked upon a program to further reduce certain other costs in order to enhance the sustainability of the organization until uranium markets recover. At the same time, the Company intends to ensure that required skill sets, including mining, processing, permitting, and other areas of expertise, are maintained at appropriate levels that will allow the Company to aggressively and quickly capture the benefits of future improvements in uranium market conditions. This includes a number of initiatives, including a wage and salary freeze, reductions in general and administrative expenses, a mandate for Management to actively seek other cost reductions and efficiencies, and the potential for compensation adjustments.

Optimization of Operations

Finally, the Company has launched a new initiative designed to reduce capital and operating costs at all of its uranium production locations. The Company is targeting a reduction in operating costs of 5% to 20% per pound, over time. The Company has engaged a team of metallurgical experts to complete a comprehensive 1st Phase review of all the Company’s processing operations, including operations at the White Mesa Mill, Nichols Ranch, and Alta Mesa. These experts have a proven track-record of delivering cost savings, innovation, and efficiencies at numerous other conventional and ISR uranium projects globally. The following non-comprehensive list of areas will be reviewed:

•	Reduced reagent consumptions, including reagent recycling
•	Increased uranium recovery
•	The potential recovery of copper resources identified at the Canyon Mine
•	Ore sorting
•	Improved operating practices
•	Mechanized mining at the conventional mines

•	Water jet mining

Stephen P. Antony, P.E., President & CEO of Energy Fuels, is a Qualified Person as defined by Canadian National Instrument 43-101 and has reviewed and approved the technical disclosure contained in this Current Report on Form 8-K, including sampling, analytical, and test data underlying such disclosure.

Cautionary Note Regarding Forward-Looking Statements: Certain information contained in this Current Report on Form 8-K, including any information relating to: the Company being a leading producer of uranium in the U.S.; the goals of the Company’s business plan, including the goal to become the largest uranium producer in the United States; production optionality and scalability and the ability of the Company to respond to and benefit from changes in uranium prices; the Company’s licensed capacity and expected long-term production capability; expected production plans and levels for 2016 and 2017; expectations regarding shaft sinking and delineation drilling at the Canyon Mine, including any expectations regarding potential increases in mineralization, resources; expected costs of production at the Canyon Mine and other facilities; expectations regarding future wellfield and other capital costs at the Company’s facilities; expected advancement of permits; the success of and proceeds from expected sales of surplus land and other assets; the Company’s plans regarding corporate streamlining and the success thereof; the Company’s plans and targets regarding optimization of operations and the success thereof; and any other statements regarding Energy Fuels’ future expectations, beliefs, goals or prospects; constitute forward-looking information within the meaning of applicable securities legislation (collectively, "forward-looking statements"). All statements in this Current Report on Form 8-K that are not statements of historical fact (including statements containing the words "expects", "does not expect", "plans", "anticipates", "does not anticipate", "believes", "intends", "estimates", "projects", "potential", "scheduled", "forecast", "budget" and similar expressions) should be considered forward-looking statements. All such forward-looking statements are subject to important risk factors and uncertainties, many of which are beyond Energy Fuels’ ability to control or predict. A number of important factors could cause actual results or events to differ materially from those indicated or implied by such forward-looking statements, including without limitation factors relating to: the Company being a leading producer of uranium in the U.S.; the goals of the Company’s business plan, including the goal to become the largest uranium producer in the United States; production optionality and scalability and the ability of the Company to respond to and benefit from changes in uranium prices; the Company’s licensed capacity and expected long-term production capability; expected production plans and levels for 2016 and 2017; expectations regarding shaft sinking and delineation drilling at the Canyon Mine, including any expectations regarding potential increases in mineralization, resources; expected costs of production at the Canyon Mine and other facilities; expectations regarding future wellfield and other capital costs at the Company’s facilities; expected advancement of permits; the success of and proceeds from expected sales of surplus land and other assets; the Company’s plans regarding corporate streamlining and the success thereof; the Company’s plans and targets regarding optimization of operations and the success thereof; risks associated with mineral reserve and resource estimates, including the risk of errors in assumptions or methodologies; risks associated with estimating mineral extraction and recovery, forecasting future price levels necessary to support mineral extraction and recovery, and the Company’s ability to increase mineral extraction and recovery in response to any increases in commodity prices or other market conditions; uncertainties and liabilities inherent to conventional mineral extraction and recovery and/or in-situ uranium recovery operations; geological, technical and processing problems, including unanticipated metallurgical difficulties, less than expected recoveries, ground control problems, process upsets, and equipment malfunctions; risks associated with labor costs, labor disturbances, and unavailability of skilled labor; risks associated with the availability and/or fluctuations in the costs of raw materials and consumables used in the Company's production processes; risks associated with environmental compliance and permitting, including those created by changes in environmental legislation and regulation, and delays in obtaining permits and licenses that could impact expected mineral extraction and recovery levels and costs; actions taken by regulatory authorities with respect to mineral extraction and recovery activities; risks associated with the ability of the Company to extend or renew land tenure, including mineral leases and surface use agreements, on favorable terms or at all; risks associated with the ability of the Company to negotiate access rights on certain propertie s on favorable terms or at all; failure to obtain industry partner, government, and other third party consents and approvals, when required; risks associated with the Company’s relationships with its business and joint venture partners; the potential for, and outcome of, litigation and other legal proceedings, including potential injunctions pending the outcome of such litigation and proceedings; competition for, among other things, capital, mineral properties, and skilled personnel; risks inherent in the Company’s and industry analysts’ forecasts or predictions of future uranium and vanadium price levels; fluctuations in the market prices of uranium and vanadium, which are cyclical and subject to substantial price fluctuations; failure to obtain suitable uranium sales terms, including spot and term sale contracts; risks associated with asset impairment as a result of market conditions; risks associated with lack of access to markets and the ability to access capital; public resistance to nuclear energy or uranium extraction and recovery; uranium industry competition and international trade restrictions; risks related to higher than expected costs related to our Nichols Ranch Project and Canyon Project; risks related to recent market events; and risks related to defects in title to our mineral properties.

Energy Fuels assumes no obligation to update the information in this communication, except as otherwise required by law. Additional information identifying risks and uncertainties is contained in Energy Fuels’ filings with the various securities commissions which are available online at www.sec.gov and www.sedar.com. Forward-looking statements are provided for the purpose of providing information about the current expectations, beliefs and plans of the management of Energy Fuels relating to the future. Readers are cautioned that such statements may not be appropriate for other purposes. Readers are also cautioned not to place undue reliance on these forward-looking statements, that speak only as of the date hereof.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources: This Current Report on Form 8-K contains certain disclosure that has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in this Current Report on Form 8-K have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) classification system. Canadian standards, including NI 43-101, differ significantly from the requirements of U.S. securities laws, and reserve and resource information contained in this Current Report on Form 8-K may not be comparable to similar information disclosed by companies reporting only under U.S. standards. In particular, the term “resource” does not equate to the term “reserve” under SEC Industry Guide 7. United States investors are cautioned not to assume that all or any of Measured or Indicated Mineral Resources will ever be converted into mineral reserves. Investors are cautioned not to assume that all or any part of an “Inferred Mineral Resource” exists or is economically or legally minable. Energy Fuels does not hold any Reserves as that term is defined by SEC Industry Guide 7. Please refer to the section entitled “Cautionary Note to United States Investors Concerning Disclosure of Mineral Resources” in the Company’s Annual Report on Form 10-K dated March 15, 2016 for further details.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1*	Press Release dated September 12, 2016
99.2**	Consent of Stephen P. Antony

*	The Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the United States Securities and Exchange Commission.
**

The foregoing Exhibit is hereby incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-210782), filed with the SEC of May 5, 2016 and declared effective on May 5, 2016, pursuant to the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY FUELS INC.
(Registrant)

Dated: September 12, 2016	By: /s/ David C. Frydenlund
David C. Frydenlund
Senior Vice President, General Counsel and Corporate
Secretary